Exhibit 24(a)

                              POWER OF ATTORNEY

      The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints William F. Denson, III, and E. Starke Sydnor, and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to any registration statements on Form S-8 covering shares of the Company's Common Stock offered pursuant to the Company's Thrift Plan for Salaried Employees, the Company's Construction Materials Division's Hourly Employees Savings Plan, the Company's Chemicals Division Hourly Employee Savings Plan and interests of participation in said Plans, and to any and all amendments to said registration statements, including post-effective amendments thereto, said registration statements and amendments to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in accordance with the provisions of Section 6 thereof and Regulation C, Regulation S-K and the General Rules and regulations thereunder, with full power in said attorneys of substitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

      IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 20th day of November, 1995.


                                                 /s/ Ann D. McLaughlin
                                                  Ann D. McLaughlin